                            ASSET PURCHASE AGREEMENT



         ASSET PURCHASE AGREEMENT made as of June 13, 1997 by and between CSP EUROPE, INC. ("CSPI"), a Delaware corporation ("BUYER"), and SIGNAL ANALYTICS CORPORATION ("SA"), a Virginia corporation ("SELLER").

                                   WITNESSETH:

     WHEREAS, SELLER is in the business ("Business") of manufacturing, producing, marketing, distributing, and selling software ("Software") and providing services related thereto; and

     WHEREAS, SELLER desires to sell, and BUYER desires to buy certain assets of SELLER associated with the Software and the Business;

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties hereinafter set forth, the parties hereby agree as follows:



                                    ARTICLE I
                               PURCHASE OF ASSETS

     1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, SELLER shall sell, convey, transfer, assign and deliver to BUYER at the Closing (as defined in Section 6.1), and BUYER shall purchase from SELLER, substantially all of the assets, properties, rights and interests of SELLER relating to the Business described on EXHIBIT A hereto ("Purchased Assets"), in each case free and clear of all liens, charges, security interests and other encumbrances. SA's cash shall not be included in Purchased Assets.

     1.2 ACCOUNTS RECEIVABLE. For purposes hereof, "Accounts Receivable" shall be the accounts receivable of SELLER related to the Business as of the close of business on the Closing date and set forth in EXHIBIT B. At the Closing, SELLER, shall provide BUYER with a certificate of its President, substantially in the form of EXHIBIT B, showing the value of the Accounts Receivable.

     1.3 PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be $2,140,000, plus the value of SA's accounts receivable shown on EXHIBIT B.

     1.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in cash, by wire transfer of immediately available funds in each case as follows:
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          (a) An amount equal of $2,140,000 plus the value of Accounts
Receivable as shown on EXHIBIT B, less $25,000, shall be paid by BUYER to SELLER at the Closing.

          (b) An amount, if any, by which $25,000 exceeds the value of Accounts Receivable as shown on EXHIBIT B that are not collected by BUYER within 90 days after the Closing shall be paid by BUYER to SELLER within 95 days after the Closing. In the event that less than $25,000 is paid to SELLER pursuant to this subparagraph 1.4 (b), BUYER shall transfer to SELLER the Accounts Receivable that BUYER did not collect within 90 days after the Closing.

     1.5 NO ASSUMPTION OF LIABILITIES. BUYER is assuming no liabilities or obligations of SELLER in connection with this transaction. Without limiting the generality of the foregoing, except as specifically provided in this Agreement, SELLER shall be solely responsible for payment of all amounts at any time owing by SELLER with respect to the business of SELLER, both before and after the Closing Date, whether accrued or contingent, known or unknown, other than liabilities or obligations arising as a result of BUYER's ownership of the Purchased Assets and conduct of the Business after the Closing.

     1.6 ALLOCATION OF PURCHASE PRICE. The total amount of the Purchase Price, including the Assumed Liabilities, shall be allocated among the Purchased Assets in the manner set forth in EXHIBIT C. It is acknowledged by the parties that such allocation was arrived at by arm's-length negotiation, appropriately reflects the fair market value of the Purchased Assets, will be binding on the parties for federal and state income tax purposes in connection with the purchase and sale of the Purchased Assets, and will be consistently reflected by the parties in their respective tax returns. BUYER and SELLER shall each file a Form 8594 (Asset Acquisition Statement) with the Internal Revenue Service consistent with such allocation.

     1.7 INSTRUMENTS OF TRANSFER. The transfer of the Purchased Assets to be transferred to BUYER at the Closing shall be effected by bills of sale, assignments, licenses and such other instruments of transfer as shall transfer to BUYER full title to the Purchased Assets free and clear of all liens, charges, security interests and other encumbrances. All of such documents shall contain appropriate and customary warranties and covenants of title and shall be in form and substance acceptable to BUYER and its counsel.



                                   ARTICLE II
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     SELLER represents, warrants and covenants to BUYER that as of the Closing:



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     2.1 ORGANIZATION, STANDING AND POWER. SELLER is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SELLER has duly obtained all permits, licenses and other qualifications under all applicable laws, regulations, and ordinances or orders of public authorities, or otherwise, that are necessary to the current conduct of the Business, except for such permits, licenses and qualifications which if not obtained would not have a material adverse effect on the Business or the Purchased Assets. SELLER has no subsidiaries.

     2.2 AUTHORITY AND BINDING OBLIGATION. This Agreement has been duly authorized, executed and delivered by SELLER, and SELLER has the corporate power and authority to enter into and perform the obligations to be performed by it hereunder. This Agreement and the Bill of Sale and other instruments of transfer referred to in Section 6.3 (b) constitute the valid and binding obligations of SELLER, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditor's rights generally and is subject to general principles of equity.

     2.3 STOCKHOLDER APPROVAL. The transaction has been approved by the stockholder of SA who represents that he owns all of the common shares and/or common share equivalents amounting to not less than 100% of the outstanding shares of SA. The parties will cooperate to provide such information as may be required in connection with any required filings with the Securities and Exchange Commission or any applicable state securities commission.

     2.4 NO BREACH. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the charter or by-laws of SELLER or any material law, regulation, ordinance, judgment or decree applicable to SELLER or its properties or assets;
(b) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any material written contract, licenses, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation relating to the Business; or (c) result in the creation of any lien, claim or encumbrance (collectively, "Liens") upon the Purchased Assets.

     2.5 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

          (a) The unaudited interim financial statements of the Business for the period ended May 31, 1997, including a statement of income for and a balance sheet as of such period. copies of which are attached as EXHIBIT D, fairly present, subject to the notes included therein, the financial position of the Business as of such dates and the results of operations for such periods.



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          (b) Since January 1, 1997, the Business has been operated only in the ordinary course and in a manner consistent with past practices and there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due), earnings, financial position or results of operations of the Business or in the relationship of SELLER with providers to or customers of the Business.

     2.6 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) SELLER has or will have at the Closing the full right to sell, transfer, and assign all of the purchased Assets to BUYER, and has good and marketable title hereto. Following the Closing, BUYER will be the lawful owner of, and have good and marketable title to, the Purchased Assets, free and clear of the liens, charges, security interests and other encumbrances whatsoever. The Purchased Assets include all for the assets and properties (except for inventory) utilized by the SELLER for the development, manufacture and sale of the software substantially as SELLER has conducted its business in the past. Each of the Purchased Assets is in the possession of the SELLER at 440 Maple Avenue East, Suite 201 Vienna, Virginia or in the possession of sales personnel or customers as expressly specified in EXHIBIT A.

          (b) SELLER has good and marketable title to each item of equipment, machinery, structure, fixture or other tangible personal property included in the Purchased Assets, a complete list of which is attached as EXHIBIT A, free and clear of all Liens. All leases, conditional sale contracts, franchises or licenses the rights to which are included in the Purchased Assets are valid and effective, and there is not under any of such instruments any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default which would materially adversely affect the Business or the Purchased Assets. The tangible personal properties included in the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted.

     2.7 LITIGATION: COMPLIANCE. There are no actions, suits, proceedings or investigations pending or, to the knowledge of SELLER, threatened against SELLER or any of its properties, at law or in equity, before any court or governmental agency. Neither SELLER nor any of its properties is subject to any order, writ, injunction, decree or judgment or any court or governmental agency.

     2.8 SCHEDULE OF WARRANTY AND PRODUCT LIABILITY CLAIMS. BUYER has been provided access to true and complete copies of SELLER's customer service records that record (a) all products related to the Business returned to SELLER because of warranty or other problems and all credits and allowances made with respect hereto and (b) all repairs performed by SELLER or any other person or entity with respect to goods related to the business and sold by SELLER because of warranty or other claims concerning defects in such goods. There have been no product liability claims made


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against SELLER with respect to products related to the Business. SELLER has never been a defendant in any product liability litigation relating to any product manufactured, fabricated, produced or sold by SELLER as part of the Business, and no such litigation has ever been threatened.

     2.9 TAXES. SELLER

         (a) has duly and timely filed all federal, state and other tax returns and reports required to be filed by the laws of any jurisdiction to which it or any of its assets is or has been subject,

         (b) has paid in full to the proper governmental agencies all federal, state and other taxes (including, without limitation, all sales, use, withholding and payroll taxes), interest, assessments, fees, and other governmental charges dues or claimed to be due on account of its assets, properties, income or operations, and

         (c) has withheld, collected and paid to the proper governmental agencies all amounts that it has been required by law to withhold or collect and pay.

     2.10 EMPLOYMENT MATTERS. SELLER has paid or otherwise made provisions for payment of all amounts due to all of its present or former employees and has paid over to the appropriate governmental agencies or other appropriate persons or entities all withheld taxes, social security and other payments due and payable through the Closing Date.

     2.11 LEGAL COMPLIANCE. (a) SELLER has obtained all governmental or other consents, licenses, permits or approvals (federal, state, foreign or local) required for the lawful sale of the Software and all such consents, license, permits and approvals are in full force and effect. No violations have been asserted in respect to any such consent, license, permit or approval, and no proceeding relating to the revocation or limitation of any such consent, license, permit or approval is pending or threatened. All such consents, licenses, permits and approvals are transferable to BUYER and are being transferred to BUYER and will remain in full force and effect for the benefit of the BUYER after the Closing Date. (b) SELLER has duly complied in all material respects with all applicable laws and regulations of federal, state and local governments relating to the manufacture, distribution or sale of the Software.

     2.12 DISTRIBUTORS AND CUSTOMERS. EXHIBIT E hereto sets forth a list of all customers who have purchase software.

     2.13 SUPPLIERS. EXHIBIT F hereto sets forth a list of all vendors or other suppliers from or through whom SELLER has purchased goods or services related to the Business during the period from January 1993 to present, other than utilities and vendors of standard business suppliers.



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     2.14 PATENTS, TRADEMARKS AND OTHER INTANGIBLE PERSONAL PROPERTY.

         (a) SELLER has no patents or pending patent applications. The trade names, trademarks (and goodwill associated therewith) and applications therefor, trade dress, specifications, processes, know-how, blueprints, drawings, service marks, designs, patterns, works protected by copyright, copyrights, Software, algorithms, inventions, technology, trade secrets, proprietary information other information and documents listed or described in EXHIBIT G or compromising or embodied in the items of tangible or intangible property listed or described in such Exhibit (collectively, "Intellectual Property") constitute all of the intellectual property rights owned by or licensed to SELLER and related to the Business.

         (b) SELLER is not a party to, nor is SELLER aware of any written or oral agreement relating to the ownership of or any rights in the Intellectual Property. In particular, and without limitation, SELLER is neither a party to or aware of any agreement placing any restriction upon the exercise or exploitation of the Intellectual Property, or any written or oral agreement which obligates or may obligate BUYER to pay royalties, licensee fees, maintenance fees, or transfer fees under any circumstances.

         (c) SELLER, pursuant to this Agreement, will assign and transfer to Buyer all Intellectual Property including all Intellectual Property relating to the Software, including, without limitation, all rights relating to the design, development, manufacture, licensing, distribution and use of the Software and any derivative works based upon the Software. At BUYER'S reasonable request, and BUYER'S expense, SELLER will provide BUYER all cooperation necessary to allow BUYER to establish, perfect, and defend the Intellectual Property, including, without limitation, the execution of separate releases, assignments, recordings, affidavits, or documents that are or may become necessary to or useful to BUYER'S efforts to establish perfect, and defend the Intellectual Property.

         (d) There is no violation or infringement by any third party of SELLER's Intellectual Property rights, and no claim (and no basis for a claim) by any third party to the effect that SELLER is violating or infringing any third party's intellectual property rights.

         (e) All of the following will be delivered by SELLER to BUYER on the Closing Date as part of the Purchased Assets: (I) all code relating to the Software including, without limitation, source code, object code, design or architectural specifications, and code commentary prepared by prior programmers;
(ii) all documentation relating to the Software, including, without limitation, all manuals, instruction sets, end-user and other licenses, and performance specifications; (iii) all technical data maintained by SELLER relating to the Software, including, without limitation the results of all testing and information regarding any required interoperability, such as information regarding each platform or environment within which the Software is intended to operate; and (iv) all other information necessary or


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useful to any effort by BUYER to develop, create derivative works based upon, manufacture, license, distribute or otherwise exploit the Software.

     2.15 PRODUCT LIABILITY INSURANCE. SELLER has previously made available to BUYER true and complete copies of all its product liability insurance policies.

     2.16 BOOKS, RECORDS, ETC. SELLER's books of account fairly, accurately and completely set forth all its items of income and expense and its assets, liabilities, capital and accruals. There has been no financial transaction with respect to the Business that is customary to record in the financial records that is not fully described in such books of account.

     2.17 SOLVENCY. Immediately following the Closing, the SELLER's financial condition will permit it to pay its obligations to creditors as of the Closing Date as they become due.

     2.18 NO SOLICITATION OF EMPLOYEES. SELLER and Michael Mort, PhD agree that until the expiration of two (2) years from the date of the Agreement, neither Michael Mort, PhD nor SELLER shall, whether acting alone or with its affiliates or any nonaffiliated persons or corporations without the prior approval of the BUYER, hire or attempt to hire any employee of CSPI or its affiliates, nor shall SELLER encourage any such employee to terminate his or her relationship with CSPI or its affiliates.

     2.19 EXPORT COMPLIANCE. SELLER has compiled with all export regulations in all their foreign shipments.

     2.20 CHANGE AND USE OF NAME. Within one business day after the Closing, SELLER shall file a charter amendment with the Virginia State Corporation Commission changing its corporate name so that BUYER may use the name "SIGNAL ANALYTICS CORPORATION" or any derivative thereof that BUYER may elect, and SELLER shall make no further use of any of such name.

     2.21 LIQUIDATION. SELLER shall liquidate within 6 months of the Closing, or if later, prior to January 1, 1998.

     2.22 PAYMENT OF TAXES. SELLER shall pay, promptly and when due, whether at the original time fixed therefor or pursuant to any extension of time to pay or any agreement with tax authorities, all taxes, fees, charges, penalties or interest accrued on account of the operation and conduct of SELLER's business on or before the Closing Date or on account of any of the transactions contemplated by this Agreement, unless otherwise agreed to by the parties, provided, however, that SELLER shall not be required to pay any such tax, fee, charge, penalty or interest if it is contesting the validity or amount thereof through proper proceedings, in good faith and with reasonable diligence if such contest does not, and will not, have any averse impact on BUYER.



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     2.23 PAYMENT OF CREDITORS. After the Closing, the SELLER shall promptly apply the proceeds from the sale of the Purchased Assets and Accounts Receivable to the unsecured trade creditors of the SELLER on the Closing Date.

     2.24 NON-DISCLOSURE. SELLER and Michael Mort, PhD shall keep confidential, and shall not disclose to any third party or use, any confidential or proprietary information or trade secret relating to the Software, including, by way of example and without limitation, vendor lists that relate to the Software, customer lists, know-how and trade secrets, except to the extent such information is published by, or with the written consent of, BUYER or by a third party having no obligation of confidentiality to BUYER.



                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER


     BUYER represents and warrants to SELLER that as of the Closing:

     3.1 DUE ORGANIZATION. BUYER is a corporation duly organized, validity existing and in good standing under the laws of the state of Delaware.

     3.2 AUTHORITY AND BINDING OBLIGATION. This Agreement has been duly authorized, executed and delivered by BUYER, and BUYER has the corporate power and authority to enter into and perform the obligations to be performed by it hereunder. This Agreement constitutes the valid and binding obligations of BUYER, enforceable against it in accordance with their respective terms.

     3.3 CONSENTS AND APPROVALS. All consents and approvals of and notifications to any governmental authority or other person not a party hereto required in connection with the execution and delivery of this Agreement by BUYER or the performance by BUYER of its obligations hereunder have been obtained or made.

     3.4 NO BREACH. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the charter or by-laws of BUYER or any material law, regulation, ordinance, judgment or decree applicable to BUYER or its properties or assets; or (b) violate or conflict with any agreement to which BUYER is a party.


                                   ARTICLE IV
                          COVENANTS OF SELLER AND BUYER


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     4.1 USE OF REASONABLE EFFORTS. Without limitation of any other covenants set forth in this agreement, each of the parties agrees to use commercially reasonable efforts to effectuate the transactions contemplated hereby.

     4.2 DEFENSE OF CLAIMS AND LITIGATION. At all times from and after the Closing Date, and without charge except for reimbursement of out-of-pocket expenses, each party shall consult, confer and cooperate in good faith on a reasonable basis with the other party (including, without limitation, the making available of witnesses and cooperation in discovery proceedings) in the conduct or defense of any claim, litigation or proceeding against said other party by any third party that relates to any of the Purchased Assets or any matter that, directly or indirectly, arises therefrom, whether known at the Closing Date or arising thereafter. The foregoing notwithstanding, to the extent the indemnification provisions of this Agreement or of any other document delivered in connection with the transactions contemplated hereby apply to any such conduct or defense, they shall control as to the payment of costs and expenses.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to be performed at the Closing shall be subject to the satisfaction prior to the Closing of the following conditions:

         (a) LEGAL ACTION. No temporary restraining order, injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any governmental entity or instrumentality ("Governmental Entity") and remain in effect, and no litigation seeking the issuance of such an order, or seeking the imposition against SELLER or BUYER of material damages if the transactions contemplated hereby are consummated, shall be pending which, in the good faith judgment of SELLER's or BUYER's Board of Directors (acting with advice of outside counsel) has a reasonable probability of resulting in such an order.

         (b) STATUTES. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would (i) make the consummation of such transactions illegal, (ii) prohibit BUYER's ownership or operation of all or a material portion of the Business or the Purchased Assets, or compel BUYER to dispose of or hold separate all or a material portion of the Business or the Purchased Assets, or (iii) render SELLER and BUYER unable to consummate such transactions.

     5.2 CONDITIONS OF OBLIGATIONS OF BUYER. The obligations of BUYER to be performed at the Closing are subject to the satisfaction of the following conditions:



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         (a) REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of SELLER set forth in this Agreement shall be correct and complete in all material respects (except for such representations and warranties which are qualified by a reference to materiality, which representations and warranties as so qualified shall be correct and complete in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement.

         (b) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Business or the Purchased Assets on or before the Closing Date.

         (c) PERFORMANCE OF OBLIGATION OF SELLER. SELLER shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing.

     5.3 CONDITIONS OF OBLIGATIONS OF SELLER. The obligations of SELLER to be performed at the Closing are subject to the satisfaction of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of BUYER set forth in this Agreement shall be correct and complete in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS OF BUYER. BUYER shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing.


                                   ARTICLE VI
                                   THE CLOSING


     6.1 THE CLOSING DATE AND PLACE. The consummation of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. EDT on Friday, June 13, 1997, at 40 Linnell Circle, Billerica, Massachusetts 01821, or as soon thereafter as all the conditions set forth in Article V have been satisfied or waived, and shall be effective immediately after the close of business on such date, or at such other time and place as to which the parties may agree in writing (the "Closing Date").

     6.2 DELIVERIES AT CLOSING BY BUYER. At the Closing, provided SELLER has fully performed all of its obligations hereunder and the conditions set forth in Sections 5.1 and 5.2 have been satisfied, BUYER shall deliver or cause to be delivered to SELLER the following:

         (a) The consideration specified in Section 1.4(a);



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         (b) a Guarantee substantially in the form of EXHIBIT H duly executed by
CSPI;

         (c) a certificate of the Vice President of BUYER to the effect of
Section 5.3(a) and (b).

     6.3 DELIVERIES AT CLOSING BY SELLER. At the Closing, provided BUYER has fully performed all of its obligations hereunder and the conditions set forth in Sections 5.1 and 5.3 have been satisfied, SELLER shall deliver or cause to be delivered to BUYER the following:

         (a) the certificate of the President of SELLER required by Section 1.2;

         (b) a Bill of Sale substantially in the form of EXHIBIT I, and such other instruments of transfer for the Purchased Assets, including assignments of all of SELLER's intellectual property rights, in form and substance reasonably satisfactory to BUYER and its counsel and sufficient to convey to BUYER all of SELLER's right, title and interest in and to the Purchased Assets;

         (c) a Guarantee substantially in the form of EXHIBIT J, duly executed by Michael Mort, PhD;

         (d) a certificate of the President of SELLER to the effect of Sections 5.2(a), (b) and (c).

         (e) an employment letter substantially in the form of EXHIBIT K duly executed by Michael Mort, PhD.


                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 INDEMNIFICATION OF BUYER.

         (a) Subject to the limitations set forth in subparagraph (b), SELLER and Michael Mort, PhD jointly and severally agree to defend, indemnify and hold BUYER harmless from and against any loss, liability, damage or expense suffered, incurred or paid by BUYER, including, without limitation, reasonable attorneys fees:

            (i) that would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of SELLER in this Agreement or in any other instrument or document furnished to BUYER in connection with the transactions contemplated hereby had been (with respect to representations and



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warranties) true, complete and correct and had been (with respect to covenants and agreements) fully performed and fulfilled;

            (ii) as a result of any claim, action or proceeding asserted or brought against BUYER or any of its assets (including, without limitation, the Purchased Assets) that arises, in whole or in part, out of or in connection with SELLER's conduct of its business before or after the Closing Date, including, without limitation, any breach of warranty or any other product liability in connection with the sale of any Software prior to the Closing Date;

            (iii) as a result of any claim, action or proceeding asserted against BUYER or any of its assets with respect to any liability or alleged liability of SELLER not specifically assumed by BUYER under this Agreement;

            (iv) as a result of any claim, action or proceeding asserted or brought against BUYER or any of its assets that arises out of, or in connection with, SELLER's failure to pay, promptly and when due, any amount owing, in whole or in part, whether before or after the Closing, with respect to SELLER's conduct of business, whether due or to become due, accrued or contingent, known or unknown; and

            (v) as a result of any claim, action or proceeding asserted or brought against BUYER or any of its assets that arises out of or in connection with SELLER's failure to pay, promptly and when due, any tax, fee or other charge that shall become due or shall have accrued (a) on account of SELLER's use, acquisition, ownership or sale of any of the Purchased Assets or (b) on account of the transactions contemplated hereby.

         (b) Notwithstanding anything in this Agreement to the contrary, with the exception of items listed in Section (c), the indemnification obligation set forth in Section (a) shall not apply with respect to:

            (i) the first $5,000 of loss, liability, damage or expense suffered, incurred or paid by BUYER;

            (ii) any loss, liability, damage or expense suffered, incurred or paid by BUYER in excess of $140,000; or

            (iii) any claim for loss, liability, damage or expense raised 12 months or more after Closing.

         (c) The items that shall not be limited by Section (b) are the obligations set forth in Sections 2.6, 2.10, and 7.1 (a) (v) of this Agreement.



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     7.2 INDEMNIFICATION OF SELLER. BUYER agrees to defend, indemnify and hold
SELLER harmless from and against any loss, liability, damage or expense suffered, incurred or paid by SELLER, including, without limitation, reasonable attorneys fees:

            (i) That would not have been suffered incurred or paid if all the representations, warranties, covenants and agreements of BUYER in this Agreement or in any other instrument or document furnished to SELLER in connection with the transactions contemplated hereby had been (with respect to representations and warranties) true, complete and correct and had been (with respect to covenants and agreements) fully performed and fulfilled;

            (ii) as a result of any claim, action or proceeding asserted or brought against SELLER or any of its assets that arises in whole or in part, out of or in connection with, BUYER's conduct of its Business, after the Closing Date;

            (iii) as a result of any claim, action or proceeding asserted or brought against SELLER or any of its assets that arises out of or in connection with BUYER's failure to pay, promptly and when due, any tax, fee or other charge that shall become due or shall have accrued (a) on account of BUYER's use, acquisition, ownership of any of the Purchased Assets of (b) on account of the transactions contemplated hereby.

         (b) Notwithstanding anything in this Agreement to the contrary, the indemnification obligation set forth in Section (a) shall not apply with respect to:

            (i) the first $5,000 of loss, liability, damage or expense suffered, incurred or paid by SELLER;

            (ii) any loss, liability, damage or expense suffered, incurred or paid by SELLER in excess of $140,000; or

            (iii) any claim for loss, liability, damage or expense raised 12 months or more after Closing.

     7.3 PROCEDURE AND RIGHT TO CONTEST. In connection with any claim to indemnification under Section 7.1 or 7.2 involving third parties, the party seeking indemnification (the "Indemnified Party") shall promptly notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of such claim to indemnification. No indemnification under this Agreement shall be available to any party who shall fail to give notice as provided herein if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice. Before being required to make any payment pursuant to Section 7.1 or 7.2, the Indemnifying Party may, at its own expense, elect to contest or to assume the defense of any claim, liability, or action in respect thereof involving third parties or to prosecute such contest or action to conclusion or settlement, in each case with counsel reasonably satisfactory to the Indemnified Party. In any such


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

proceeding which the Indemnifying Party shall have elected to contest, the Indemnified Party shall have the right to retain its own counsel at its own expense. The Indemnified Party shall cooperate fully with the Indemnifying Party in the conduct of any such contest or action which the Indemnifying Party shall have elected to contest. The Indemnifying Party shall not be liable for any settlement of any such claim or proceeding without its prior written consent, which consent shall not be unreasonably withheld; but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     7.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation conducted before or after the Closing, and notwithstanding any knowledge or notice of any fact or circumstance that either BUYER or SELLER may have as the result of such investigation or otherwise (except as set forth below), BUYER and SELLER shall each be entitled to rely upon the representations, warranties and covenants of the other in this Agreement unless BUYER or SELLER shall have actual knowledge prior to the Closing of any such misrepresentation or breach of any warranty or covenant. Each of the Representations, warranties and covenants contained in this Agreement, made in any document delivered hereunder or otherwise made in connection with the Closing hereunder shall survive the Closing and shall remain in full force and effect until the first anniversary of the date of this Agreement, whereupon such representations, warranties and covenants shall expire, except that those set forth in Sections 2.6, 2.10, 2.18, 2.24, 7.1(a) (v) and 7.2 (iii) hereof shall not expire and shall survive for as long as the applicable statute of limitations provides.

     7.5 RIGHT TO PERFORM. If SELLER shall fail to pay or perform any of its obligations hereunder within 15 business days after receipt of written notice that payment or performance is due but has not been paid or satisfied, BUYER shall be entitled to pay or perform such obligation for SELLER, provided, however, that SELLER shall have the right to contest the validity or amount of any such obligation through proper proceedings, in good faith and with reasonable diligence if such contest does not, and will not, have any material adverse impact on the Business taken as a whole as conducted by the BUYER. In such event, SELLER shall pay to BUYER on demand the amount of such payment or the cost of such performance, as the case may be, together with interest thereon at the rate of eight (8) percent annum.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 BROKERAGE. SELLER represents to BUYER, and BUYER represents to SELLER, that there has been no intermediary or broker in negotiations or discussions incident to the execution of this Agreement of any of the transactions contemplated hereby and that no intermediary or broker is or shall be entitled to any commission or other compensation with respect to any of such transactions.



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

     8.2 WAIVERS AND AMENDMENTS.

         (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         (b) No waiver of any provision of this Agreement, or consent to any departure from the terms hereof, shall be effective unless the same shall be in writing and signed by the party waiving or consenting thereto. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.

     8.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in Section 1.6 of this Agreement. All parties hereto agree to abide by such allocation in preparation of federal and state income tax returns on which the transactions contemplated by this Agreement are reported or on which the basis of any of the Assets is disclosed, reported, or claimed.

     8.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid.

         (a) if to SELLER, Signal Analytics Corporation, 440 Maple Avenue, East, Suite 201, Vienna, VA 22180, Attn: Michael Mort, PhD.

         (b) if to BUYER, to CSPI, 40 Linnell Circle, Billerica, MA 01821, Attn:
Alex Lupinetti or to such other address as SELLER or BUYER shall have specified by such notice in writing to the other.

     8.5 EXPENSES. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not they are completed. In the event of any conflict between this provision and the indemnification provisions of this Agreement, the indemnification provisions shall control.

     8.6 MISCELLANEOUS.

         (a) This Agreement and any agreements contemplated hereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof


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

and supersede all prior agreements and understandings, whether written or oral, among the parties, or any of them, in connection with such subject matter.

         (b) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Without the consent of BUYER, SELLER shall not assign any or all of its rights hereunder, whether as security or otherwise, to any entity.

         (c) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts.

         (d) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

         (e) All Exhibits mentioned in this Agreement shall be attached to this Agreement, and shall form an integral part hereof. All capitalized terms defined in this Agreement which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein.

         (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.



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


     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the Date first above written.



ATTEST:                                     SIGNAL ANALYTICS CORPORATION


By________________________________          By__________________________________
                                                    Michael Mort, PhD
                                                    President



ATTEST:                                     CSP Europe, Inc.


By________________________________          By__________________________________
                                                    Gary W. Levine
                                                    Vice President



WITNESS:


__________________________________          By__________________________________
As to Michael Mort, PhD                             Michael Mort, PhD



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